UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2021

BrightSphere Investment Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38979	47-1121020
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

200 Clarendon Street, 53rd Floor
Boston, Massachusetts 02116
(617) 369-7300
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	BSIG	New York Stock Exchange
4.800% Notes due 2026	BSIG 26	New York Stock Exchange
5.125% Notes due 2031	BSA	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01    Entry into a Material Definitive Agreement.

On May 9, 2021, BrightSphere Investment Group Inc. (“BrightSphere”), through its subsidiary BrightSphere Inc., a Delaware corporation (“BSI”), entered into an Equity Purchase Agreement (the “TS&W Purchase Agreement”) with TS&W Investment Holdings LP, a Delaware limited partnership (the “TS&W LP”), Thompson, Siegel & Walmsley LLC, a Delaware limited liability company (“TS&W LLC”), WS&T Investment Holdings GP LLC, a Delaware limited liability company, Pendal USA Inc., a Delaware corporation (the “Buyer”), and (solely for purposes of Sections 2.3.2(c), Article 7, and Section 11.17 of the TS&W Purchase Agreement) Pendal Group Limited, an Australian public company incorporated under the Corporations Act. Pursuant to the TS&W Purchase Agreement, the Buyer agreed to purchase (i) the seventy-five and one-tenth percent (75.1%) interest in TS&W LLC owned by BSI in exchange for $240,000,000 of cash and (ii) the twenty-four and nine-tenths percent (24.9%) interest in TS&W LLC owned by TS&W LP in exchange for $79,680,000 comprised of a combination of cash, equity interests of an affiliate of the Buyer and investments in TS&W LLC investment products, representing a total enterprise value of $319,680,000. The transaction is subject to certain customary closing and post-closing adjustments to purchase price, including for debt, working capital, transaction expenses, and changes to the revenue run-rate for clients of TS&W LLC prior to closing. The TS&W Purchase Agreement contains customary representations, warranties and covenants of BSI, TS&W LP, and TS&W LLC, including, among others, covenants to conduct the business of TS&W LLC in the ordinary course during the period between the execution of the TS&W Purchase Agreement and the closing of the transaction. The TS&W Purchase Agreement does not contain any indemnification provisions and the Buyer has obtained, at BSI’s expense, a representations and warranty insurance policy. The closing of the transaction is subject to various closing conditions, including, among others, (i) the receipt of approval, or the expiration or termination of the waiting period, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (ii) the absence of any preliminary or permanent injunction or other order preventing the closing of the transaction, (iii) the absence of a material adverse effect between the signing date and the closing of the transaction, (iv) the accuracy of the fundamental representations and warranties in all but de minimis respects and the accuracy of the general representations and warranties except as would not result in a material adverse effect and (v) the revenue run-rate for all investment advisory clients of TS&W LLC at closing being equal to or greater than 80% of the revenue run-rate for such clients as of April 30, 2021.

ITEM 7.01                                       Regulation FD Disclosure

On May 9, 2021, BrightSphere issued a press release regarding the divestiture of the Company. A copy of the press release is attached as Exhibit 99.1 hereto.

ITEM 9.01                                       Financial Statements and Exhibits.

(d) Exhibits.

The information in Item 7.01 to this Form 8-K and the information filed as Exhibit 99.1 to this Form 8-K is being furnished and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. Such information shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, except as may be expressly set forth in a specific filing.

Exhibit No.	Description

99.1	Press Release of the Company
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this form to be signed on its behalf by the undersigned, thereto duly authorized.

Date:	May 10, 2021	BRIGHTSPHERE INVESTMENT GROUP INC.

		By:	/s/ Richard J. Hart
		Name:	Richard J. Hart
		Title:	Chief Legal Officer and Secretary